AGREEMENT

FOR THE EXCHANGE OF SECURITIES

BY AND AMONG

THE AMERICAS LEARNING CENTERS, INC.
(A FLORIDA CORPORATION)

AND

MAJORITY SHAREHOLDERS AND NOTEHOLDERS OF
THE AMERICAS LEARNING CENTERS, INC.

AND

SEAWAY VALLEY CAPITAL CORPORATION
(A DELAWARE CORPORATION)

AND

PATRICK HACKETT HARDWARE COMPANY
(A NEW YORK CORPORATION)

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this 17th day of December, 2008, (the “Effective Date”) by and among THE AMERICAS LEARNING CENTERS, INC, (“ALRN”) a Florida corporation, the MAJORITY SHAREHOLDERS OF THE AMERICAS LEARNING CENTERS, INC. and the NOTEHOLDERS OF THE AMERICAS LEARNING CENTERS, INC., (the “Majority Shareholders of The Americas Learning Centers, Inc., and the “Noteholders of The Americas Learning Centers, Inc.”, collectively herein shall be referred to as the “Majority Stakeholders of The Americas Learning Centers, Inc.”), on the one hand, and on the other hand,  PATRICK HACKETT HARDWARE COMPANY, (“PHHC”), a New York corporation, and the SEAWAY VALLEY CAPITAL CORPORATION, (“SVCC”), a Delaware Corporation, which is the owner of  100% of the capital stock of the PHHC. (All the aforementioned persons and entities may be collectively referenced herein as the “Parties”, or individually as a “Party”.)

WHEREAS, SVCC desires to acquire eighty-four and twenty-nine percent (84.29%) of all of the issued and outstanding common stock and 100% of all issued and outstanding Preferred Stock of ALRN from its Majority Shareholders (the “ALRN Shares”) and 100% of the outstanding ALRN common stock purchase warrants, and shall have the right to have acquired 100% of the outstanding ALRN Promissory Notes from the Noteholders of The Americas Learning Centers, Inc., in exchange for which (i) ALRN will receive 100% of the capital stock of the PHHC (the “PHHC Shares”) and the Majority Stakeholders of The Americas Learning Centers, Inc. shall receive a initial payment at Closing (as hereinafter defined) of thirty-five thousand dollars ($35,000.00 U.S.), and Demand Convertible Promissory Notes (the “Notes”), of even date, in aggregate principal amount of two-hundred and fifteen thousand dollars, ($215,000.00 U.S.), by and between Hackett’s Stores, Inc. (“HSI”), the successor to ALRN, and themselves, as guaranteed by SVCC, which shall be equivalent to a total cash compensation to the Majority Stakeholders of The Americas Learning Centers, Inc., in an amount of two hundred and fifty thousand dollars (($250,000 U.S.); and

WHEREAS, the Majority Shareholders of The Americas Learning Centers, Inc. agree to exchange the ALRN Shares for the PHHC Shares and the Notes, and the Noteholders of The Americas Learning Centers, Inc. agree to accept payment of the Notes in exchange for transferring title of the existing ALRN debt obligations (the “ALRN Debt”) to SVCC, or its designee; and

WHEREAS, ALRN is desirous to acquire PHHC as a wholly-owned subsidiary, from SVCC.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
1.1       Exchange of Securities, Promissory Note and Payment of Deposit.  Upon the closing of this Agreement (the “Closing”), subject to the terms and conditions of this Agreement, the Majority Shareholders of The Americas Learning Centers, Inc., will deliver to SVCC eighty-four and twenty-nine percent (84.29%)  of all of the issued and outstanding common stock and 100% of the issued and outstanding Preferred Stock of ALRN (the “ALRN Shares”) in exchange for which (i) the Board of Directors of SVCC shall direct that 100% of the PHHC Shares be transferred directly to ALRN, and that it make an initial payment of thirty-five thousand dollars ($35,000.00 U.S.) at Closing (the “Deposit”), and cause HSI to issue the Notes, of even date, in aggregate total principal amount of two hundred and fifteen thousand dollars, ($215,000.00 U.S.), by and between itself and the Majority Stakeholders of The Americas Learning Centers, Inc., which shall be payable to the Escrow Agent (as hereinafter defined) pursuant to the terms and conditions of the Notes.

1.2       Escrow Agreement.  At Closing: (i) SVCC will cause to be deposited with Gold Coast Professional Services, P.A., as escrow agent (the “Escrow Agent”), all the ALRN Shares received in this share exchange for future delivery to them upon release from escrow, as set forth in that certain escrow agreement of even date (the “Escrow Agreement”) by and among the parties hereto and the Escrow Agent; and (ii) the Noteholders of The Americas Learning Centers, Inc. will deposit with the Escrow Agent their ALRN Debt, for their future release from escrow, as set forth in the Escrow Agreement.  The Escrow Agreement shall be substantially in the form attached hereto as Exhibit 1.2.

1.3       Effectiveness of Agreement.  All Parties hereto, agree this Agreement and all agreements connected to it, including, but not limited to, the Escrow Agreement and the Notes, shall have no force and effect until the Deposit is received and collected by the Escrow Agent on behalf of the Stakeholders of The Americas Learning Centers, Inc.

ARTICLE II

Representations and Warranties of PATRICK HACKETT HARDWARE COMPANY

PATRICK HACKETT HARDWARE COMPANY hereby represents and warrants to ALRN that:

2.1       Organization. PHHC is a corporation duly organized, validly existing and in good standing under the laws of New York, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2       Capital Stock. The PHHC Shares consist of an aggregate of ninety-six (96) shares of PHHC common stock outstanding, par value $100.00. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating PHHC to issue any additional PHHC shares of any class.

2.3       Subsidiaries. PHHC currently operates no divisions, and is the sole operating entity represented by the PHHC Shares of stock.

2.4       Directors and Executive Officers. The names and titles of the directors and executive officers of PHHC are as follows:

Name	Position

Thomas W. Scozzafava	Chairman, President/CEO

2.5       Financial Statements. On or before the Closing Date, PHHC shall provide ALRN with unaudited financial statements of PHHC for the fiscal year ended December 31, 2007 and the first three (3) quarters of 2008 (the “PATRICK HACKETT HARDWARE COMPANY Financial Statements”).  PHHC’s Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by PHHC throughout the periods indicated, and fairly present the financial position of PHHC as of the date of the balance sheets included in the PATRICK HACKETT HARDWARE COMPANY Financial Statements and the results of operations for the periods indicated.

2.6       Absence of Changes. Since September 30, 2008 there has not been any material change in the financial condition or operations of PHHC, except as contemplated by this Agreement. As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7       Absence of Undisclosed Liabilities. As of September 30, 2008, PHHC did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the PATRICK HACKETT HARDWARE COMPANY Financial Statements.

2.8       Tax Returns. PHHC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the PATRICK HACKETT HARDWARE COMPANY Financial Statements are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by PHHC.

2.9       Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ALRN, its legal counsel and accountants shall have the opportunity to meet with PHHC’s accountants and attorneys to discuss the financial condition of PHHC during reasonable business hours and in a manner that does not interfere with the normal operation of PHHC’s business.  PHHC shall make available to ALRN all books and records of PHHC.

2.10      Intellectual Property Rights. PHHC owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11      Compliance with Laws. To the best PHHC’s knowledge, PHHC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12      Litigation. PHHC is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of PHHC, threatened against or affecting PHHC or its business, assets or financial condition, except as described in Exhibit 2.12.  PHHC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  PHHC is not engaged in any material litigation to recover monies due to it.

2.13      Authority. The Board of Directors of PHHC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and PHHC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of PHHC and is enforceable in accordance with its terms and conditions.  SVCC has agreed to and has approved the terms of this Agreement and the exchange of securities contemplated herein.

2.14      Ability to Carry Out Obligations. The execution and delivery of this Agreement by PHHC and the performance by PHHC of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which PHHC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of PHHC, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of PHHC.

2.15      Full Disclosure. None of the representations and warranties made by PHHC herein or in any exhibit, certificate or memorandum furnished or to be furnished by PHHC, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16      Assets. PHHC’s assets are fully included in the PATRICK HACKETT HARDWARE COMPANY Financial Statements, and are not subject to any claims or encumbrances except as indicated therein.

2.17      Material Contracts. PHHC’S material contracts will be furnished to ALRN prior to Closing for its review.

           2.18       Indemnification. PHHC agrees to indemnify, defend and hold ALRN harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against ALRN which arise out of, or result from (i) any breach by PHHC in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by PHHC under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by PHHC in this Agreement.

2.19     Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of PHHC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree.

2.20     Restricted Securities.  PHHC and SVCC acknowledge that all of the ALRN shares issued by ALRN are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities and Exchange Act of 1933, as amended.

ARTICLE III
Representations and Warranties of ALRN

ALRN represents and warrants to SVCC and PHHC that:

3.1       Organization. ALRN is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2       Capital. The authorized capital stock of ALRN consists of 750,000,000 shares of $0.0001 par value Common shares, of which approximately 179,000,000 shares shall be issued and outstanding at the time of Closing; and 50,000,000 million shares of Preferred Stock, no par value, in two Series: one (1) share of Series A Preferred Stock, no par value, of which one (1) share will be issued and outstanding at the time of Closing, and twenty five million (25,000,000) shares of Series B Preferred Stock, no par value, of which no shares will be issued and outstanding at the time of Closing.  All of the outstanding Common and Preferred shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ALRN to issue any additional shares of any class, except as listed in Exhibit 3.2.

3.3       Indebtedness.  Except for: (i) the Notes held by the Majority Shareholders with the aggregate value of $345,559, attached hereto and held in escrow, and (ii) the indebtedness by Hackett’s Stores, Inc. of $215,000 and exchanged pursuant to this Agreement, ALRN shall have no indebtedness outstanding.

3.4       Subsidiaries. ALRN does not have any subsidiaries or own any interest in any other enterprise.

3.5       Directors and Officers. The name and title of the director and executive officer of ALRN are as follows:

Name	Position

Donald Platten	Director, President
Peter Cooney	Director
Ted Landau	Director
Tavarius Jackson	Director
Marie Waddell	Director

3.6       Financial Statements. On or before Closing, ALRN shall provide SVCC with unaudited financial statements of ALRN for the fiscal quarter ended September 30, 2008 (the “ALRN Financial Statement”).  The ALRN Financial Statement is prepared in accordance with generally accepted accounting principles and practices consistently followed by ALRN throughout the periods indicated, and fairly present the financial position of ALRN as of the date of the balance sheet included, and the results of operations for the period indicated.

3.7       Absence of Changes. Since September 30, 2008, there has not been any material change in the financial condition or operations of ALRN, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.8       Absence of Undisclosed Liabilities. As of September 30, 2008, ALRN did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ALRN Financial Statement.

3.9       Tax Returns. ALRN has not failed to comply with any federal, state and local tax returns in a manner that would have a material, adverse impact on itself or PHHC or SVCC.

3.10     Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SVCC, its legal counsel and accountants shall have the opportunity to meet with ALRN’s accountants and attorneys to discuss the financial condition of ALRN during reasonable business hours and in a manner that does not interfere with the normal operation of ALRN’s business.

3.11     Intellectual Property Rights. ALRN has no trademarks, service marks, trade names, copyrights or patents material to its business.

3.12     Compliance with Laws. To the best of ALRN’s knowledge, ALRN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.13     Litigation. ALRN is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ALRN, threatened against or affecting ALRN or its business, assets or financial condition.  ALRN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  ALRN is not engaged in any material litigation to recover monies due to it.

3.14     Authority. The Board of Directors of ALRN has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ALRN has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ALRN and is enforceable in accordance with its terms and conditions.

3.15     Ability to Carry Out Obligations. The execution and delivery of this Agreement by ALRN and the performance by ALRN of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ALRN is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ALRN, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ALRN.

3.16     Full Disclosure. None of the representations and warranties made by ALRN herein or in any exhibit, certificate or memorandum furnished or to be furnished by ALRN, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.17     Assets. ALRN’s assets are fully included in the ALRN Financial Statement, and are not subject to any claims or encumbrances except as indicated therein.

3.18     Material Contracts. ALRN does not have any material contracts.

            3.19    Indemnification. ALRN agrees to indemnify, defend and hold SVCC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney which arise out of, or result from (i) any breach by ALRN in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ALRN under this Agreement, (ii) a failure of any representation or warranty in this Article III (iii) any untrue statement made by ALRN in this Agreement, or (iv) for a period of two years from the date hereof, claims of any nature made against ALRN for activities undertaken prior to the date hereof.

3.20     Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of ALRN has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree.

3.21     Representation as Never Having Been a “Shell”.  ALRN was incorporated as the “Harvard Learning Centers, Inc.” in the State of Florida on October 31, 2006 (“Incorporation Date”) having been converted from a Delaware corporation, with an organizational date (“Organizational Date”) deemed effective of May 24, 1995.From its Organizational Date to the Incorporation Date, to the date hereof, ALRN has always been an operating company and has never been a “shell” as that term is defined in SEC Release 33-8587.

ARTICLE IV
Covenants Prior to Closing

4.1       Investigative Rights. Prior to Closing, each party shall provide to the other, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2       Conduct of Business. Prior to Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3       Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4       Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to ALRN’s Performance

5.1       Conditions ALRN’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V.  ALRN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ALRN of any other condition of or any of ALRN’s other rights or remedies, at law or in equity, if PHHC or SVCC, shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2       Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by PHHC, or SVCC, in this Agreement or in any written statement that shall be delivered to ALRN by PHHC or SVCC under this Agreement shall be true and accurate on and as of the Closing as though made at that time.

5.3       Performance. PHHC and SVCC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before Closing.

5.4       Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against PHHC or SVCCC, except as stated in Exhibit 2.12, on or before Closing.

5.5       Officer’s Certificate. PHHC and SVCC shall have delivered to ALRN a certificate dated the Closing signed by the President or Chief Executive Officer of each company respectively, certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of Closing.

5.6       Corporate Action. PHHC shall have obtained the approval of the SVCC for the transaction contemplated by this Agreement.

5.7       Acceptance of Financial Statements. ALRN shall have reviewed and in its sole discretion accepted, prior to Closing, the PATRICK HACKETT HARDWARE Company Financial Statements.

ARTICLE VI
Conditions Precedent to SVCC Performance

6.1       Conditions. SVCC’S obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. SVCC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SVCC of any other condition of or any of SVCC rights or remedies, at law or in equity, if ALRN shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2       Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ALRN in this Agreement or in any written statement that shall be delivered to SVCC by ALRN under this Agreement shall be true and accurate on and as of the Closing as though made at that time.

6.3       Performance. ALRN shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

6.4       Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ALRN on or before the Closing.

6.5       Officer’s Certificate. ALRN shall have delivered to SVCC a certificate dated as of the Closing signed by the President of ALRN certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth herein are true and correct.

6.6       Payment of Liabilities. On, before, or immediately after Closing (as defined as within five business days), ALRN shall have paid any outstanding trade obligations and liabilities of ALRN.

6.7       Directors of ALRN. On the Closing date immediately following Closing, the Board of Directors of ALRN shall appoint the designees of PHHC or SVCC to ALRN’s Board of Directors and all directors not so designated simultaneously will resign from the ALRN Board of Directors.

6.8       Officers of ALRN. On the Closing date, the newly constituted Board of Directors of ALRN shall elect the officers of ALRN and any other then existing executive officers of ALRN shall resign.

ARTICLE VII
Closing

7.1       Closing. The closing of this Agreement shall be held at the offices of ALRN or at any mutually agreeable place on or prior to December 22, 2008, unless extended by mutual agreement (the “Closing”).  At Closing:

(a)        The Majority Shareholders of The Americas Learning Centers, Inc. shall deliver to SVCC (i) stock certificates representing the ALRN Shares which are to be placed in escrow by SVCC under the terms and conditions of the Escrow Agreement connected to this Agreement;

(b)        ALRN shall deliver (i) the Officer’s Certificate described in Section 6.5, (iii) signed minutes of its Board of Directors meeting approving this Agreement and all agreements connected to it, and (iv) resignations of ALRN’s executive officers and directors pursuant to Sections 6.7 and 6.8;

(c)        The Noteholders of The Americas Learning Centers, Inc. shall deliver to the Escrow Agent copies of their debt obligations owing by ALRN;

(d)        SVCC shall deliver to ALRN (i) a copy of the Escrow Agreement executed by SVCC, (ii) the Officer’s Certificate described in Section 5.5, and (iii) signed minutes of its Board of Directors meeting approving this Agreement, and (iv) proof of a bank wire transfer or check for $35,000 to “Gold Coast Professional Services, PA”, the Escrow Agent, for the transactions contemplated herein, as the initial payment against the Notes.

ARTICLE VIII
Covenants Subsequent to Closing

8.1       Change in Name, Address and Reverse Stock Split. Following Closing, ALRN shall:

(a)        Change its name to “Hackett’s Stores, Inc.”

(b)        Change its corporate address to:
2001 SE Sailfish Point Blvd., #112
Stuart, Florida 34996

ARTICLE IX
Miscellaneous

9.1        Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2       No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3       Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4       Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5       Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6       Choice of Law. This Agreement and its application shall be governed by the laws of the state of Florida, applicable to contracts and agreements made and performed entirely therein, without giving effect to the rules or principles of conflict of law.

9.7       Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8       Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

THE AMERICAS LEARNING CENTERS, INC.
433 Plaza Real
Suite 275
Boca Raton, Fl 33432

THE MAJORITY STAKEHOLDERS OF
THE AMERICAS LEARNING CENTERS, INC.
c/o 433 Plaza Real
Suite 275
Boca Raton, Fl 33432

SEAWAY VALLEY CAPITAL CORPORATION
10-18 Park Street, 2nd Floor
Gouverneur, NY 13642

PATRICK HACKETT HARDWARE COMPANY
                         1223 Pickering Street
                         Ogdensburg, NY 13369

9.9       Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10     Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11     Finders/Brokers. There are no finders or brokers in connection with this transaction.

9.12     Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13     Expenses. The expenses, including legal fees incurred in connection with the preparation of this Agreement, and all related documents, shall be paid by Hackett’s Stores, Inc., formerly ALRN, with payment in full for all expenses to be guaranteed by SVCC.

9.14     Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

            9.15     Termination, Amendment and Waiver.

(a)        Termination.  This Agreement may be terminated at any time prior to Closing:

(1)        By mutual agreement of ALRN, the Majority Stakeholders of ALRN, and SVCC.

(2)        By either ALRN or SVCC:

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before December 22, 2008 unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)        By SVCC, if ALRN breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)        By ALRN, if SVCC breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)        Effect of Termination.  In the event of termination of this Agreement, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto to the other, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)        Extension; Waiver.  At any time prior to Closing, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)        Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of ALRN, or SVCC, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

10.       Unwind of the Transaction.  Should the Majority Stakeholders of The Americas Learning Centers, Inc., or SVCC declare in writing a breach of the representations and warranties in this Agreement (a “Breach”), or should SVCC, PHHC, or the ALRN successor, HSI, fail to meet any or all of the payment requirements of this Agreement to the Stakeholders of The Americas Learning Centers, Inc. (a “Payment Failure”), which Breach or Payment Failure is not waived by the other Party thereto or cured by SVCC or PHHC to the satisfaction of the other Party, then the Party affected by the Breach, or the Majority Stakeholders of The Americas Learning Centers, Inc. (by plurality vote of all such Stakeholders) may notify the other Parties that the transactions contemplated and executed by this Agreement and all agreements connected to them, including, but not limited to, the Escrow Agent and the Notes, are to be immediately cancelled, and the assets and liabilities properly owned and titled to each of the Parties prior to Closing shall be immediately returned to that respective Party, including any assets or liabilities held under the Escrow Agreement (the “Unwind”).  Should such an Unwind occur, 100% of the capital stock and assets of PHHC shall be immediately transferred back to SVCC, as well as any and all liabilities and obligations of the PHHC that may have been incurred from the time of Closing of this Agreement and which are unrelated to this Agreement and the other agreements and Notes connected hereto. Such Unwind actions shall not be challenged by the Majority Stakeholders of The Americas Learning Centers, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement concerning the matters herein as of the Effective Date.

SEAWAY VALLEY CAPITAL CORPORATION

By: /s/ Thomas W. Scozzafava
       Thomas W. Scozzafava, President/CEO

PATRICK HACKETT HARDWARE COMPANY

By: /s/ Thomas W. Scozzafava
       Thomas W. Scozzafava, President/CEO

THE AMERICAS LEARNING CENTERS, INC

By:  /s/ Donald Platten
        Donald Platten, President

THE MAJORITY SHAREHOLDERS OF THE AMERICAS LEARNING CENTERS, INC.

By:  /s/ Donald Platten
       Donald Platten, an individual
 Shares owned: 85,250,845

GOLD COAST PROFESSIONAL SERVICES, P.A.

By:  Donald Platten
       Donald Platten, Vice President
       Gold Coast Professional Services, PA
       Shares owned: 44,201,280

GROWTH CAPITAL ENTERPRISES, INC.

By:  /s/ Dennis Ruggeri
       Dennis Ruggeri, Vice President
       Shares owned: 16,000,000

NOTEHOLDERS OF THE AMERICAS LEARNING CENTERS, INC.

By:  /s/ Donald Platten
       Donald Platten, an individual

By:  /s/ Donald Platten, Jr.
       Donald Platten, Junior, an individual

By:  /s/ Guy M. Jean-Pierre
       Guy M. Jean-Pierre, an individual